UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On May 21, 2018, MyoKardia, Inc. (the “Company”) announced the design of its pivotal Phase 3 EXPLORER-HCM clinical trial to evaluate the use of its lead candidate, mavacamten, for the potential treatment of patients with symptomatic obstructive hypertrophic cardiomyopathy (oHCM). The Company has incorporated input on the study design from the Division of Cardiovascular and Renal Products of the U.S. Food and Drug Administration (FDA), and plans to conduct this single pivotal study along with a long-term extension study to support registration. The Company expects to dose the first patient in the EXPLORER-HCM trial in the second quarter of 2018 and expects that data from the Phase 3 trial will be available in the second half of 2020.

EXPLORER-HCM is a multi-national randomized double-blind study designed to assess the effects of a 30-week treatment of mavacamten versus placebo with a primary endpoint of clinical response. The clinical response endpoint is intended to broadly capture the potential benefits of treatment with mavacamten on how patients feel and function by utilizing both peak oxygen consumption (peak VO2) and New York Heart Association (NYHA) functional classification. Clinical response can be achieved by meeting either of two definitions: 1) an improvement of at least 1.5 mL/kg/min in peak VO2 accompanied by a reduction from baseline of at least one NYHA functional class or 2) an improvement from baseline of 3.0 mL/kg/min or greater in peak VO2 without worsening in NYHA functional class.

Approximately 220 patients will be enrolled and randomized on a 1:1 basis to receive either mavacamten or placebo. The EXPLORER-HCM trial design includes two opportunities for individualized dose adjustment throughout the 30-week treatment period. Patients in the active treatment arm will start on a once-daily 5mg dose of mavacamten. At Weeks 8 and 14, daily doses may be increased to 10mg or 15mg, or remain unchanged, based on measurements of provoked left ventricular outflow tract (LVOT) gradient conducted at Weeks 6 and 12. A reduction in provoked LVOT gradient under 50 mmHg has been shown in the Company’s Phase 2 PIONEER clinical trial to correlate to improvements in several clinical measurements, including NYHA class and peak VO2. All assessments and dose adjustments will be conducted in a blinded fashion. Patients will be allowed to maintain their HCM-related background medications for the duration of the EXPLORER-HCM Phase 3 trial, including beta blockers or calcium channel blockers.

Secondary endpoints in the Phase 3 EXPLORER-HCM trial will include the average change from baseline in post-exercise peak LVOT gradient, NYHA functional class, peak VO2, the proportion of patients achieving post-exercise peak LVOT gradient below 50 mmHg or 30 mmHg at Week 30 and patient-reported outcome measures. Exploratory endpoints will include changes in echocardiographic indices of cardiac structure and function, N-terminal pro b-type natriuretic peptide (NT-proBNP) concentrations, quality of life questionnaire scores and daily physical activity assessed using a wearable accelerometer.

Throughout the EXPLORER-HCM study, patients will be monitored for adverse events and certain assessments will be performed. If at any time during the trial, a patient’s plasma concentration is above an upper target range or LVEF falls below the normal range, doses of mavacamten may be decreased. Following the 30-week treatment period and eight-week post-treatment wash-out period, patients will be able to participate in a long-term extension study of mavacamten.

Forward-Looking Statements

Statements in this Current Report on Form 8-K may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements, including statements regarding the clinical and therapeutic potential of mavacamten, the initiation of patient dosing in the Phase 3 EXPLORER-HCM trial, mavacamten’s ability to achieve applicable endpoints in the Phase 3 EXPLORER-HCM trial, the ability for patients who participate in the Phase 3 EXPLORER-HCM trial to participate in a long-term extension study, the availability of data from the Phase 3 EXPLORER-HCM trial, the potential for data from the Company’s clinical trials of mavacamten to support a marketing application, as well as the timing of these events, reflect the

Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions made by the Company. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control including, without limitation, risks associated with the development and regulation of the Company’s product candidates, as well as those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and its other filings with the SEC. Except as required by law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018	MyoKardia, Inc.

	By:	/s/ Taylor Harris
Taylor Harris
Chief Financial Officer (principal financial and accounting officer)